                                                                   Exhibit 10.36

[SAIC(R) LOGO]
                 SCIENCE APPLICATIONS
                 INTERNATIONAL CORPORATION
                 AN EMPLOYEE OWNED COMPANY

                              SUBCONTRACT AGREEMENT

                                 IN SUPPORT OF:
THE SMA PROJECT: A COLLABORATIVE PROGRAM TO ACCELERATE THERAPEUTICS DEVELOPMENT
                        FOR SPINAL MUSCULAR ATROPHY (SMA)
         NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE (NINDS)

[NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE LOGO]

                          UPDATED AS OF APRIL 23, 2004

                  AN SAIC-MANAGED PROGRAM TO SUPPORT THE NINDS,
                      NATIONAL INSTITUTES OF HEALTH (NIH),
                  DEPARTMENT OF HEALTH AND HUMAN SERVICES (HHS)

                 INDEFINITE DELIVERY/INDEFINITE QUANTITY (ID/IQ)

                          TIME AND MATERIAL/LABOR HOUR

SUBCONTRACTOR:                                  SUBCONTRACT # 4600006260
COMBINATORX, INC.                               MODIFICATION # N/A
ADDRESS: 650 ALBANY STREET                      SUBPROJECT # TBD BY TASK ORDER
         BOSTON, MA 02118                       TYPE: ID/IQ - TIME AND MATERIAL / LABOR HOUR
PHONE: 617-425-7017   FAX: 617-425-7030         MAXIMUM VALUE: $1,917,356.95
                                                MINIMUM VALUE: INITIAL FUNDING OF TASK ORDER

SAIC Federal Procurement Procedures
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF

                                TABLE OF CONTENTS

INTRODUCTION..........................................................................1
SCHEDULE A - SPECIFIC TERMS AND CONDITIONS............................................1
1.   Indefinite Quantity..............................................................1
     1.1  Labor Rates.................................................................2
     1.2  Inspection..................................................................2
          1.2.1  Inspection - Time and Materials......................................2
     1.3  Invoices....................................................................2
     1.4  Payment.....................................................................3
          1.4.1  Payment Time and Material Tasks......................................3
     1.5  Audit.......................................................................3
     1.6  Warranty....................................................................3
     1.7  Options to Extend the Term of the Subcontract...............................4
     1.8  Task Orders.................................................................4
2.   Technical and Contractual Representatives........................................5
     2.1  Contacts....................................................................5
     2.2  Changes.....................................................................5
3.   Disclosure.......................................................................5
4.   Key Personnel....................................................................5
5.   Assignments and Subcontracts.....................................................6
6.   Insurance........................................................................6
     6.1  Coverage....................................................................7
7.   Indemnification..................................................................8
8.   Infringement Indemnity...........................................................8
9.   Proprietary Information, Tools, Materials, Etc...................................8
10.  Disputes.........................................................................9
11.  Default..........................................................................9
12.  Subcontract Closeout............................................................10
13.  General Relationship............................................................11
14.  Non-Waiver of Rights............................................................11
15.  Applicable State Law and Compliance.............................................11
16.  Export Control Compliance for Foreign Persons...................................11
17.  Export Laws and Regulations.....................................................12
18.  Order of Precedence.............................................................12
19.  Entire Agreement................................................................12

ATTACHMENT I - STATEMENT OF WORK...........................ERROR! BOOKMARK NOT DEFINED.
1.   Introduction..........................................ERROR! BOOKMARK NOT DEFINED.
     1.1  Background.......................................ERROR! BOOKMARK NOT DEFINED.
2.   Scope.................................................ERROR! BOOKMARK NOT DEFINED.

SCHEDULE B - PART 1 - FAR CLAUSES....................................................16
1.   Definitions.....................................................................16
2.   Identification of Contract Numbers..............................................16
3.   Disputes........................................................................16
4.   Other Government Procurement....................................................17
5.   Indemnification - Cost or Pricing Data - Cost Accounting Standards..............17
6.   Termination for Convenience.....................................................17
7.   Government Property.............................................................18
8.   Contract Cost Principles and Procedures.........................................18
9.   Far Clauses Applicable to this Order............................................18

SCHEDULE B - PART II - SPECIAL REQUIREMENTS/CONTRACT CLAUSES.........................21
1.   Definitions.....................................................................21
2.   Human Subjects and Human Specimens..............................................21
3.   Continued Ban on Funding of Human Embryo Research...............................22

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
4.   Recombinant DNA and Human Gene Transfer Research(1).............................22
5.   Restriction from Use of Live Vertebrate Animals.................................22
6.   Animal Welfare Assurance (AWA)..................................................23
7.   Salary Rate Limitation Legislation Provisions...................................23
8.   Publication and Publicity.......................................................24
9.   Press Releases..................................................................24
10.  Reporting Matters Involving Fraud, Waste, and Abuse.............................24
11.  Anti-Lobbying...................................................................24
12.  Reimbursement of Costs for Independent Research and Development Projects........25
13.  Obtaining and Disseminating Biomedical Research Resources.......................25
14.  Electronic and Information Technology Standards.................................25
15.  Sharing Research Data...........................................................26
16.  Intellectual Property Management Plan...........................................26
17.  Hotel and Motel Fire Safety Act of 1990 (PL 101-391)............................26
18.  Invention Reporting Requirement.................................................27
19.  Provisions Applicable to Direct Costs...........................................27
20.  PHS Metric Program..............................................................28
21.  Access to Research Data.........................................................28
22.  Research Misconduct.............................................................29
23.  Needle Exchange.................................................................29
24.  HHSAR 352.223-70 Safety and Health (Deviation) (August 1997)....................29
25.  Additional Contract Clauses.....................................................30

ATTACHMENT II - MEMORANDUM...........................................................32

SCHEDULE B - PART III - REPORTING REQUIREMENTS.......................................34
1.   Monthly Progress Reports........................................................34
2.   Quarterly Progress Reports......................................................34
3.   Other Reports...................................................................35
4.   Final Report....................................................................35
5.   Packaging, Marking, and Shipping................................................35
6.   Deliveries......................................................................36

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INTRODUCTION

This Subcontract Agreement, effective AUGUST 10, 2005 is made between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (hereinafter known as "Buyer"), a Delaware corporation with principal offices in San Diego, California, and CombinatoRx, Inc. (hereinafter known as "Seller"), a corporation with offices in Boston, MA. The effort to be performed by Seller under this Subcontract will be part of Buyer's Prime Contract #N01-NS-3-2356 that has been issued by NIH/NINDS. The work, defined in Attachment I (Statement of Work) will be performed on a Time and Material/Labor Hour basis, in accordance with Schedules A (Specific Terms and Conditions), B (U.S. Government Terms and Conditions) and any referenced document in section 16 of this agreement.

                                   SCHEDULE A
                          SPECIFIC TERMS AND CONDITIONS

1.    INDEFINITE QUANTITY

(a) The term of this subcontract shall commence upon the date of issuance of the initial Delivery Order ("the Effective Date") and shall terminate on [insert date] unless Buyer exercises its option to extend the period of performance or otherwise change this subcontract in accordance with paragraph 1.7.

(b) The hourly rates shall be fixed for the term of this subcontract for Time and Material Delivery Orders. The Billing Rates shall be adjusted based on fiscal year end actuals, on an annual basis for all Cost Reimbursable Tasks.

(c) Delivery or performance shall be made only as authorized by orders issued in accordance with the clause 1.8 below. The Seller shall furnish to the Buyer, when ordered, the hours or services specified in Attachment I up to and including the quantity designated in Attachment I as the "Maximum". The "Minimum" quantity of hours or services that the Buyer shall order will be those amounts designated in the initial Delivery Order issued hereunder. Individual Task Order will establish funding. Unless this Agreement is amended in writing by mutual agreement of the parties, Seller is not obligated to incur expenses or make commitments in excess of the amount stated in each Task Order and Buyer is not obligated to compensate Seller beyond the amount stated.

(d) There is no limit on the number of orders that may be issued. The Buyer may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(e) Any order issued but not completed during the effective period of this Subcontract shall be completed by the Seller within the time specified in the order. The Subcontract shall govern the Seller's and Buyer's rights and obligations with respect to that order to the same extent as if the order were completed during the Subcontract's effective term; provided, that the Seller shall not be required to make any deliveries under this contract on orders issued after [insert date].

(f) Buyer's obligation under this agreement is limited to the "Minimum" quantity of hours or services specified in Article 1 (c) hereof and includes only those labor categories identified in Attachment I and that are required for this contract/program.

(g) Exclusivity of supply is neither implied nor intended and buyer is free to purchase the same or similar services from sources other than the Seller.

(h) Buyer may substitute new technology services or current services of other than Seller's that offer price/performance benefits in place of those services included in Attachment 1.

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1.1   LABOR RATES

SAIC shall pay SELLER up to $1,917,356.95 in compensation for the performance of the tasks set forth in Attachment 1 of this Agreement. This payment is based on the expenses outlined in Attachment 2. Funding is limited to that established in individual task orders.

FTE rates as provided in Attachment 2 shall remain fixed for the period of performance of this subcontract agreement for all Time and Material Task Orders issued hereunder.

1.2   INSPECTION

1.2.1  INSPECTION - TIME AND MATERIALS

All materials furnished and services performed pursuant hereto shall be subject to inspection and test by Buyer and its agents and by its customers at all times and places, during the period of performance, and in any event before acceptance. In the event that material furnished or services supplied are not performed in accordance with the specifications and instructions of Buyer, Buyer may require Seller to replace or correct services or materials. The cost of replacement or correction shall be determined under the Payment clause of this subcontract, but the "hourly rate" for labor hours incurred in the replacement or correction shall be reduced to exclude that portion of the rate attributable to profit. If the Seller fails to proceed with reasonable promptness to perform required replacement or correction, and if the replacement or correction cannot be performed within the Not-To-Exceed price, the Buyer may terminate the subcontract for default.

1.3   INVOICES

Invoices shall be prepared in duplicate and contain the following information; subcontract number, subproject number, labor categories, hourly rates, labor hours, extended totals by category, material and other direct costs detail shall be separated from labor costs.

      Invoices will be mailed to:

      Science Applications International Corporation
      Attention: Jonathan Logan
      5340 Spectrum Drive, Suite N
      Frederick, MD 21703-7357

Invoices shall reference only one (1) purchase order (P.O.) per invoice although, there may be multiple invoices per P.O. Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, and the date of the invoice. Invoices shall include the "Amount Previously Billed," the "Amount of this Invoice," the "Withhold Amount", and the "Total Amount Billed to Date" for each labor category. Seller shall submit invoices for the full amount stating the amount of withhold/retention for each line item billed.

                 Example:                 Line Item 1:  $ 10,000
                                    - Less withhold:    $  1,000
                                                        --------
                                   Total Amount Owed:   $  9,000

Seller's total charges shall be presented in U.S. Dollars for payment in U.S. Dollars. Any applicable sales tax, use tax, excise tax or duty imposed or levied by the laws of the nation where the work is being performed, or political subdivision thereof, shall be separately identified as paid upon every invoice in order to be eligible for payment.

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Invoices shall be signed and dated by the cognizant Contractual Representative of the Seller, verifying the costs included are correct.

1.4   PAYMENT

1.4.1  PAYMENT TIME AND MATERIAL TASKS

The Buyer shall pay the Seller upon the submission of invoices approved by the Buyer as follows:

(a) FTE Rate: The amounts shall be computed by multiplying the appropriate FTE rates in Section 1.1 by the percentage of effort performed during that period directly attributable to work performed under the agreement. Invoices may be submitted once each month to the Buyer. The Seller shall substantiate invoices by evidence of actual payment, or by individual time cards, or other substantiation approved by the Buyer. The Buyer shall pay the invoice within 30 days after approval by Buyer. Overtime rates are not authorized unless negotiated and approved by Buyer.

(b) Materials and other direct costs. Material and other direct costs, such as travel, will be reimbursed on an actual-cost basis in accordance with consistently applied Generally Accepted Accounting Principles. Where materials are withdrawn from inventories, cost must be determined in accordance with proper accounting practices consistently followed by Seller. Seller shall support all material cost claims by submitting invoices, storeroom requisitions, expense reports, or other substantiation acceptable to Buyer. Reasonable and allocable materials handling costs may be included in the charge for material at cost to the extent they are clearly excluded from hourly rates. The material handling cost shall be 0% of direct material and other direct costs.

(c) Total cost. It is estimated that the total cost to the Buyer for the performance of this subcontract shall not exceed the ceiling price. The Seller agrees to use its best efforts to perform the work within the ceiling price. If at any time the Seller has reason to believe that the total price to the Buyer will be substantially greater or less than the ceiling price, the Seller shall notify the Buyer and provide a revised estimate for performing the work. The Buyer may withhold 5 percent of the amount due until contract closeout.

1.5   AUDIT

At any time before final payment the Buyer may request and perform an audit of the invoices and substantiating material. Each payment previously made shall be subject to reduction to the extent of amounts that are found by the Buyer not to have been properly payable in accordance with the payment terms of this subcontract. Audit will include, but not be limited to, individual daily job time cards, invoices for material, storeroom requisitions, expense reports, and other substantiation supporting invoiced amounts.

1.6   WARRANTY

Seller represents and warrants (1) that the rates charged for the goods and/or services purchased pursuant hereto shall be no higher than Seller's current rates to any other customer for the same quality and quantity of such goods or services; (2) that all goods and services delivered pursuant hereto will be new, unless otherwise specified, and free from defects in material and workmanship;
(3) that all goods and services will conform to applicable specifications, drawings, and standards of quality and performance, and that all items will be free from defects in design and suitable for their intended purpose; (4) that the goods covered by this order are fit and safe for consumer use, if so intended. All representations and

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

warranties of Seller together with its service warranties and guarantees, if any, shall run to Buyer and Buyer's customers. The foregoing warranties shall survive any delivery, inspection, acceptance, or payment by Buyer.

1.7   OPTIONS TO EXTEND THE TERM OF THE SUBCONTRACT

This Subcontract is renewable at the hourly rates stated in Attachment I to the Subcontract, at the option of Buyer, by giving written notice of renewal to the Subcontractor by the first day of October of each Government fiscal year. The term of this Subcontract, as renewed, shall be deemed to include this option provision. However, the term of this subcontract, including the exercise of any options under this clause, shall not exceed September 29, 2007.

1.8   TASK ORDERS

(a) Only the Buyer's designated Subcontract Representative, as set forth in paragraph 2.0 hereto, is authorized to place orders hereunder.

(b) All task orders issued hereunder are subject to the terms and conditions of this Subcontract. The Subcontract shall control in the event of conflict with any task order. When mailed, a task order shall be "issued" for purposes of this Subcontract at the time Buyer deposits the order in the mail, or, if transmitted by other means, when physically delivered to Seller.

(c) In addition to any other data that may be called for in the subcontract, the following information shall be specified in each task order, as applicable:

 -  Date of order                    -  Period of performance     -  Buyer furnished
                                                                     material/value
 -  Subcontract and order number     -  Place of performance
                                                                  -  Estimated categories/
 -  Statement of Work                -  Acceptance criteria          hours

                                                                  -  Not-To-Exceed Ceiling
                                                                     Price

                                                                  -  Fee (Cost Reimbursable)

(d) The information contained in each task order respecting labor categories/hours, period of performance, and the Not-To-Exceed Price shall be the result of either Buyer's estimate or the negotiated agreement reached by the parties in advance of task order issuance.

(e) Upon receipt of the delivery order, if Seller considers the labor categories/hours, period of performance, or Not-To-Exceed Price to be unreasonable, he shall promptly notify Buyer in writing, stating why the labor categories/hours, period of performance, or Not-To-Exceed Price considered unreasonable. Notwithstanding this notification, Seller shall, without delay, provide the services ordered and accomplish the work to the best of his ability.

(f) Orders may be modified by written agreement between Buyer's Subcontract Representative and the Seller. Modifications to task orders shall include the information set forth in paragraph (c) above, as applicable. Buyer's Subcontract Representative in emergency circumstances may modify orders orally. Oral modifications shall be confirmed by issuance of a written modification within seven (7) working days from the time of the oral communication modifying the order.

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2.    TECHNICAL AND CONTRACTUAL REPRESENTATIVES

The following authorized representatives are hereby designated for this
Subcontract:

SELLER:                                    BUYER:               SAIC
TECHNICAL:         Jane Staunton           TECHNICAL:           TBD by Task Order
                 ----------------------                       -------------------------
CONTRACTUAL:       Curtis Keith            CONTRACTUAL:         Jonathan Logan
                 ----------------------                       -------------------------

2.1   CONTACTS

Contacts with Buyer, which affect the subcontract prices, schedule, statement of work, and subcontract terms and conditions shall be made with the authorized contractual representative. No changes to this Subcontract shall be binding upon Buyer unless incorporated in a written modification to the Subcontract and signed by Buyer's contractual representative.

2.2   CHANGES

Buyer may, by written notice to Seller at any time before completion of this subcontract, make changes within the general scope of this subcontract in any one of the following: (a) drawings, designs, or specifications; (b) quantity;
(c) place of delivery; (d) method of shipment or routing; and (e) make changes in the amount of Buyer furnished property. If any such change causes a an increase or decrease in any labor rate, the ceiling price, or the time required for the performance of any part of the work under this subcontract, the Buyer shall make an equitable adjustment in the Not-To-Exceed price, labor rates, or delivery schedule, and shall modify the subcontract. The Seller must have notified Buyer in writing of any request for such adjustment within twenty (20) days from the date of such notice from Buyer or from the date of any act of Buyer, which Seller considers, constitutes a change. Failure to agree to any adjustment shall be a dispute under the Disputes clause of this subcontract. However, Seller shall proceed with the work as changed without interruption and without awaiting settlement of any such claim under Time and Material Tasks.

3.    DISCLOSURE

Seller shall not disclose information concerning work under this Subcontract to any third party, unless such disclosure is necessary for the performance of the subcontract effort. No news releases, public announcement, denial or confirmation of any part of the subject matter of this Subcontract or any phase of any program hereunder shall be made without prior written consent of Buyer. The restrictions of this paragraph shall continue in effect upon completion or the parties may mutually agree upon termination of this Subcontract for such period of time as in writing. In the absence of a written established period, no disclosure is authorized. Failure to comply with the provisions of this Clause may be cause for termination of this subcontract.

Notwithstanding anything to the herein contained, Seller shall be entitled to disclose the existence of this Agreement, the relationship and the general provisions of the Agreement on its website, for business communications and in connection with any regulatory or governmental filing or financing. Such disclosure shall be provided to SAIC for approval.

4.    KEY PERSONNEL

(a) For purposes of this clause, "Key Personnel" is defined as those individuals who are mutually recognized by Buyer and Seller as essential to the successful completion and execution of this Subcontract.

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(b)   Personnel designated, as "Key Personnel" shall be assigned to the extent necessary for the timely completion of the task to which assigned. Any substitution or reassignment involving Seller's "Key Personnel" assigned to this work shall be made only with persons of equal abilities and qualifications and is subject to prior approval of Buyer, in writing.

(c) Buyer reserves the right to direct the removal of any individual assigned to this Subcontract due to inferior performance and/or unethical behavior.

(d)   Seller's Key Personnel are: JANE STAUNTON, XLAOWEI JIN

5.    ASSIGNMENTS AND SUBCONTRACTS

This Subcontract is not assignable and shall not be assigned by Seller without the prior written consent of Buyer. Further, Seller agrees to obtain Buyer's approval before subcontracting this order or any substantial portion thereof; provided, however, that this limitation shall not apply to the purchase of standard commercial supplies or raw materials.

6.    INSURANCE

Without prejudice to Seller's liability to indemnify Buyer as stated in the INDEMNIFICATION provision of this Agreement, Seller shall procure, at its expense, and maintain for the duration of the Agreement, the insurance policies described below with financially responsible insurance companies, reasonably acceptable to Buyer, with policy limits not less than those indicated below. Notwithstanding any provision contained herein, the Seller, and its employees, agents, representatives, consultants and lower-tier subcontractors and suppliers, are not insured by Buyer, and are not covered under any policy of insurance that Buyer has obtained or has in place.

SPECIAL PROVISIONS APPLICABLE TO SELLER'S INSURANCE COVERAGE:

(a) ADDITIONAL INSURED - Seller shall have all policies, except Workers' Compensation and Employer's Liability, endorsed to name Buyer as an Additional Insured with respect to the work to be performed by the Seller.

(b) DEDUCTIBLES - Subject to the reasonable review and approval of Buyer, the Seller may arrange deductibles or self-insured retention's as part of the required insurance coverage's. However, it is expressly agreed that all deductibles or self-insured retention's are the sole responsibility of the Seller.

(c) ADEQUACY OF INSURANCE LIMITS - The insurance coverage limits stated below are minimum coverage requirements, not limits of liability, and shall not be construed in any way as Buyer's acceptance of responsibility of the Seller.

(d) CERTIFICATES OF INSURANCE - Prior to commencement of any work under this Agreement, the Seller shall furnish Buyer with Certificates of Insurance, in a format acceptable to Buyer, evidencing the insurance coverage required in this Agreement and containing the following information:

      1. Identify Buyer as an "Additional Insured" with respect to all policies except Workers' Compensation and employers' liability.

      2. State that the underwriters agree to provide Buyer with at least 30 days prior written notice of any cancellation or material change in the coverage.

(e) Work Within 50' of a Railroad - Exclusion deleted. (If applicable due to performance of work within 50 feet of a railway)

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6.1   COVERAGE

(a) WORKERS' COMPENSATION - Insurance for statutory obligations imposed by law including, where applicable, coverage under United States Longshoremen's and Harbor Workers' Act and Jones Act. (if applicable, Defense Base Act for those employees working on a U.S. Military installation outside of the United States).

(b) EMPLOYERS LIABILITY - Insurance with limits of $500,000 for bodily injury by accident and $500,000 for bodily injury by disease, including, if applicable, maritime coverage endorsement.

(c) COMMERCIAL GENERAL LIABILITY - including products and completed operations coverage, full fire legal liability and contractual liability, with a per occurrence limit of $1,000,000.

(d) BUSINESS AUTO LIABILITY - Coverage for bodily injury and property damage liability for all owned, hired or non-owned vehicles, with an each accident limit of $1,000,000.

THE FOLLOWING CLAUSES ARE APPLICABLE TO THIS AGREEMENT IF CHECKED:

/ /(e) PROFESSIONAL LIABILITY - $1,000,000 per occurrence and aggregate providing coverage for claims arising out of the performance of professional services, resulting from any error, omission or negligent act of the Seller.

/ /(f) AIRCRAFT LIABILITY - Covering liability arising out of the use, operation or maintenance of any aircraft, including passenger liability, with a per occurrence limit of not less than $10,000,000.

/ /(g) VESSEL LIABILITY - Covering liability arising out of the use, operation, or charter of a vessel. Protection and Indemnity (including Jones Act) with limits of liability not less than $5,000,000.

/ /(h) VESSEL HULL & MACHINERY - Covering damage or destruction to the vessel hull or machinery, Hull and Machinery insurance for the replacement value of the vessel. Waiver of subrogation in favor of Buyer provided.

/ /(i) SHIP REPAIRERS LEGAL LIABILITY - Covering legal liability arising out of ship repair or ship maintenance operations, with a per occurrence limit of liability of not less than $1,000,000.

/ /(j) CONTRACTOR POLLUTION LIABILITY - Covering sudden and non-sudden release of pollutants resulting in damage to the environment or in bodily injury arising out of the operations or services of Seller. Minimum per occurrence limits of liability of $1,000,000.

/ /(k) CONSTRUCTION CONTRACTS - All-Risk Builders risk insurance covering Seller and Buyer as their interests may appear, on the work, to the full value thereof, and for loss to Seller's equipment.

/ /(l) AIRCRAFT PRODUCTS LIABILITY - Covering liability arising out of the manufacture, sale, servicing, repair, distribution, instruction and operation of aircraft related products or services with a per occurrence limit of $1,000,000.

/ /(m) NUCLEAR S&T LIABILITY - Covering legal liability due to bodily injury or property damage caused by the nuclear energy hazard, excluding work performed at or for a nuclear facility, with a per occurrence limit of $1,000,000.

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7.    INDEMNIFICATION

(a) Seller shall indemnify, defend and hold SAIC and SAIC's customers harmless from and against any and all damages, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of or relating to any claims, causes of action, lawsuits or other proceedings, regardless of legal theory, that result, in whole or in part, from Seller's (or any of Seller's subcontractors, suppliers, employees, agents or representatives):
      (i) intentional misconduct, negligence, or fraud, (ii) breach of any representation, warranty or covenant made herein, or (iii) products or services including, without limitation, any claims that such products or services infringe any United States patent, copyright, trademark, trade secret or any other proprietary right of any third party. Notwithstanding the foregoing, Seller's obligations under this Section shall not apply to any claims, which are finally determined by a court of competent jurisdiction to be occasioned by the negligence or willful misconduct of SAIC.

{b) Buyer shall promptly notify Seller of any claim against Buyer, which is covered by this indemnification provision and shall authorize representatives of Seller to settle or defend any such claim or suit and to represent Buyer in, or to take charge of, any litigation in connection therewith.

8.    INFRINGEMENT INDEMNITY

(a) In lieu of any warranty by Buyer or Seller against infringement, statutory or otherwise, it is agreed that Seller shall defend, at its expense, any suit against Buyer or its customers based on a claim that any item furnished under this order or the normal use or sale thereof infringes any U.S. Letters patent or copyright, and shall pay costs and damages finally awarded in any such suit, provided that Seller is notified in writing of the suit and given authority, information, and assistance at Seller's expense for the defense of same. If the use or sale of said item is enjoined as a result of such suit, Seller, at no expense to Buyer, shall obtain for Buyer and its customers the right to use and sell said item or shall substitute an equivalent item acceptable to Buyer and extend this patent indemnity thereto.

(b) Notwithstanding the foregoing paragraph, when this order is performed under the Authorization and Consent of the U.S. Government to infringe U.S. Patents, Seller's liability for infringement of such Patents in such performance shall be limited to the extent of the obligation of Buyer to indemnify the U.S. Government.

9.    PROPRIETARY INFORMATION, TOOLS, MATERIALS, ETC.

(a) Seller agrees it will keep confidential and not use any material, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer for any purpose whatsoever other than as herein specified, including but not limited to the manufacture of large quantities, without prior written consent of Buyer. All materials, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer, whether loaned to Seller or fabricated, manufactured, purchased, or otherwise acquired by Seller for the performance of this Subcontract and specifically charged to Buyer are the property of Buyer. They are to be marked for identification as Buyer may designate, and upon completion or termination of this Subcontract shall be returned to Buyer in good condition, reasonable wear only excepted, together with all spoiled and surplus material, unless otherwise directed in writing by Buyer. Seller agrees

SAIC Federal Procurement Procedures                                       Page 8
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF to replace, at its expense, all such items not so returned. Seller shall make no charge for any storage, maintenance or retention of such property of Buyer. Seller shall bear all risk of loss for all of Buyer's property in Seller's possession.

(b)   If Buyer furnishes any material for fabrication hereunder, Seller agrees:
      (i) not to substitute any other material in such fabrication without Buyer's prior written consent, (ii) that title to such material shall not be affected by incorporation in or attachment to any other property; and
      (iii) to state and warrant on its packing sheet and invoice for final parts: "All materials furnished by Buyer on this order (except that which becomes normal industrial waste or was replaced at Seller's expense) has been returned in the form of parts or held as unused material for Buyer's disposition."

(c) The commercialization of models and other research tools developed under this program must not be restricted. Investigators should be aware of and are expected to follow along with, as appropriate, the provisions of the PRINCIPLES AND GUIDELINES FOR RECIPIENTS OF NIH RESEARCH GRANTS AND CONTRACTS ON OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES (64 FR 72090, December 23, 1999) and the NIH GRANTS POLICY STATEMENT concerning the availability of research results: publications, intellectual property rights, and sharing biomedical research resources.

10.   DISPUTES

Any dispute not disposed of in accordance with the "Disputes Clause" of Schedule B, if any, shall be determined in the following manner.

(a) Buyer and Seller agree to enter into Negotiation to resolve any dispute. Both parties agree to negotiate in good faith to reach a mutually agreeable settlement within a reasonable amount of time.

(b) If negotiations are unsuccessful, Buyer and Seller agree to enter into binding Arbitration. The American Arbitration Association (AAA) Commercial Arbitration Rules (most recent edition) are to govern this Arbitration. The Arbitration shall take place in the County of Fairfax, State of Virginia. The Arbitrator shall be bound to follow the applicable subcontract provisions and Virginia law in adjudicating the dispute. It is agreed by both parties that the Arbitrator's decision is final, and that no party may take any action, judicial or administrative, to overturn this decision. The judgment rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

      Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Subcontract, Seller shall proceed diligently with the performance of this Subcontract.

11.   DEFAULT

(a) The Buyer may, by written notice of default to the Seller, terminate the whole or any part of this Subcontract in any one of the following circumstances: (i) if Seller fails to make progress in the work so as to endanger performance or (ii) if Seller fails to perform any of the other provisions of this Subcontract in accordance with its terms, and in either of these two circumstances does not provide a plan to cure such failure within a period of 10 days (or such longer period as Buyer may authorize in writing) after receipt of notice from the Buyer specifying such failure; or (iii) Seller becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits in writing its inability to pay its debts as they become due.

SAIC Federal Procurement Procedures                                       Page 9
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF

(b) If this Subcontract is so terminated, Seller shall submit a final termination settlement proposal to the Buyer. The Seller shall submit the proposal promptly but no later than six (i) months from the effective date of the termination. If Seller fails to submit the proposal within the time allowed, the Buyer may determine the amount, if any, due the Seller because of the termination. For Time and Materials, the amount will be determined as follows; (i) An amount for direct labor hours determined by multiplying the number of direct labor hours expended before the effective date of termination by the hourly rates, less profit, in the Schedule, less any hourly rate payments already made to the Seller; (ii) An amount for material expenses incurred before the effective date of termination, not previously paid to the Seller.

(c) Seller shall transfer title and deliver to Buyer, in the manner and to the extent requested in writing by Buyer at or after termination such complete articles, partially completed articles and materials, parts, tools, dies, patterns, jigs, fixtures, plans, drawings, information and contract rights as Seller has produced or acquired for the performance of the terminated part of this Subcontract, and Buyer will pay Seller the contract price for complete articles delivered to and accepted by Buyer and the fair value of the other property of Seller so requested and delivered.

(d) Seller shall continue performance of this Subcontract to the extent not terminated. Buyer shall have no obligations to Seller with respect to the terminated part of this Subcontract except as herein provided. In case of Seller's default, Buyer's rights as set forth herein shall be in addition to Buyer's other rights although not set forth in this Subcontract.

(e) Seller shall not be liable for damages resulting from default due to causes beyond the Seller's control and without Seller's fault or negligence, provided, however, that if Seller's default is caused by the default of a subcontractor or supplier, such default must arise out of causes beyond the control of both Seller and subcontractor or supplier, and without the fault or negligence of either of them and, provided further, the supplies or services to be furnished by the subcontractor or supplier were not obtainable from other sources.

12.   SUBCONTRACT CLOSEOUT

Within sixty-calendar days after the end of the period of performance for the services to be procured herein, as described in the Attachment I Statement of Work and the satisfactory completion of which shall be solely determined by Buyer, Buyer will issue to Seller a Subcontract Closeout Package. The Package will include, as applicable, Subcontractor Release of Claims; Subcontractor's Assignment of Refunds, Rebates, Credits, and Other Amounts; Subcontract Patents Report; and any other documentation or request for information considered necessary by Buyer to closeout this Subcontract Agreement.

Seller agrees to submit all information and documentation, including a FINAL invoice bearing the statement, "THIS FINAL INVOICE WAS PREPARED USING FINAL AUDITED RATES" as required by the Subcontract Closeout Package within thirty-calendar days of the date of the Package. The parties further agree if the information and documentation submitted by Seller is found acceptable by Buyer, with or without negotiations (the necessity for which shall be solely determined by Buyer), to be bound by Seller's closeout submission as the final agreement between the parties with respect thereto.

In the event Seller fails to submit the required closeout information and documentation in a timely manner, such failure shall constitute Seller's express agreement that the amounts paid to date by Buyer pursuant to this Agreement, as determined by Buyer's records, constitute the full, complete and final extent of Buyer's financial obligation to Seller, that Seller does forever fully and finally remise, release, and discharge Buyer, its officers, agents and employees, of and

SAIC Federal Procurement Procedures                                      Page 10
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF from any and all liabilities, obligations, claims, and demands whatsoever arising under or relating to this Subcontract Agreement, and that Seller expressly authorizes Buyer to rely on the foregoing representations and release in connection with Buyer's closeout of or other actions taken with respect to Buyer's contract with the Government.

13.   GENERAL RELATIONSHIP

The Subcontractor is not an employee of SAIC for any purpose whatsoever. Seller agrees that in all matters relating to this Subcontract it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Subcontract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or the Government and shall have no authority to represent Buyer as an agent.

14.   NON-WAIVER OF RIGHTS

The failure of Buyer to insist upon strict performance of any of the terms and conditions in the Subcontract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this subcontract shall not affect the validity of other parts hereof.

15.   APPLICABLE STATE LAW AND COMPLIANCE

This Subcontract shall be governed by and construed in accordance with the laws of the State of California. Seller agrees to comply with the applicable provisions of any Federal, state or local law or ordinance and all orders, rules and regulations issued there under.

16.   EXPORT CONTROL COMPLIANCE FOR FOREIGN PERSONS

The subject technology of this Subcontract (together including data, services, and hardware provided hereunder) may be controlled for export purposes under the International Traffic in Arms Regulations (ITAR) controlled by the U.S. Department of State or the Export Administration Regulations ("EAR") controlled by the U.S. Department of Commerce. ITAR controlled technology may not be exported without prior written authorization and certain EAR technology requires a prior license depending upon its categorization, destination, end-user and end-use. Exports of any U.S. technology to Iran, Iraq, Libya, North Korea, Sudan, Cuba, and other destinations under U.S. sanction or embargo are forbidden.

Access to certain technology ("Controlled Technology") by Foreign Persons (working legally in the U.S.), as defined below, may require an export license if the Controlled Technology would require a license prior to delivery to the Foreign Person's country of origin. SELLER is bound by U.S. export statutes and regulations and shall comply with all U.S. export laws. SELLER shall have full responsibility for obtaining any export licenses or authorization required to fulfill its obligations under this Subcontract.

SELLER hereby certifies that all SELLER employees who have access to the Controlled Technology are U.S. citizens, have a valid green card or, have been granted political asylum or refugee status in accordance with 8 U.S.C. 1324b(a)(3). Any non-citizens who do not meet one of these criteria are "Foreign Persons" within the meaning of this clause but have been authorized under export licenses to perform their work hereunder.

SAIC Federal Procurement Procedures                                      Page 11
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF

17.   EXPORT LAWS AND REGULATIONS

Each Party agrees that it will comply with all applicable U.S. Export Laws and Regulations and that each will neither undertake, nor cause, nor permit to be undertaken, any activity which is (1) illegal under any laws, decrees, rules or regulations in effect in the United States; or (2) would have the effect of causing the other Party to be in violation of any laws, decrees, rules or regulations in effect in the United States through the period of this Agreement and any applicable Addenda, as these laws are modified from time to time.

18.   ORDER OF PRECEDENCE

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

      1.  Attachment I: Statement of Work dated May 15, 2005.

      2.  Attachment II: Summary of Costs

      3. Schedule A: Specific Terms and Conditions Form 9-932-043 (Rev. 5/14/2003).

      4. Schedule B: Part I U.S. Government Terms and Conditions Form 9-932-031 (Rev. 7/00).

      5.  Schedule B: Part II Special Requirements/Contract Clauses

      6.  Schedule B: Part III Reporting Requirements

      7.  Intellectual Property Management Plan, Dated June 3, 2005

      8.  Any Referenced Specifications (current edition).

19.   ENTIRE AGREEMENT

The parties hereby agree that this Subcontract, including all documents incorporated herein by reference, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

In witness whereof, the duly authorized representatives of Buyer and the Seller have executed this Subcontract on the Dates shown.

Seller:
COMBINATORX, INCORPORATED                SCIENCE APPLICATIONS INTERNATIONAL CORPORATION


---------------------------------------
  (Company Name)

 x  /s/ Alexis Borisy                    x  /s/ Jonathan H. Logan
-------------------------------------------------------------------------
(Signature)                              (Signature)

NAME: ALEXIS BORISY                      NAME: JONATHAN H. LOGAN
-------------------------------------------------------------------------
(Type or Print)                          (Type or Print)

TITLE: PRESIDENT AND CEO                 TITLE: SUBCONTRACTS MANAGER
-------------------------------------------------------------------------

DATE:  7/19/05                           DATE:  8/12/05
-------------------------------------------------------------------------

SAIC Federal Procurement Procedures                                      Page 12
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF

SAIC Federal Procurement Procedures                                      Page 13
Pro forma Agreements ID/IQ-Time and Material/Labor Hour/CPFF

                                               PRIME CONTRACT NO.: N01-NS-3-2356

ATTACHMENT I

                                STATEMENT OF WORK

                    IN VITRO BIOLOGICAL ASSAY SUPPORT FOR SMA

                                  MAY 15, 2005

Independently, and not as an agent of SAIC, the Contractor, CombinatoRx, shall furnish services, qualified professional and technical personnel, material, equipment, and facilities directly or through subcontractors to provide in vitro biological assay support services for the SMA Project under the direction of SAIC. Specifically, CombinatoRx shall provide the following essential services in an efficient and timely manner:

1.    PROGRAM MANAGEMENT SUPPORT

      CombinatoRx shall ensure that all services are being conducted in an efficient, high quality manner, that progress is routinely and effectively communicated to SAIC, and that the receipt and distribution of SMA Project materials and information by CombinatoRx is timely and accurate. As requested, CombinatoRx will develop recommendations to address SMA Project objectives.

2.    COMPOUND SCREENING

      CombinatoRx shall provide in vitro assay implementation and compound screening to support iterative chemical optimization efforts to identify compounds with improved bioactivity, safety, and pharmacokinetic (ADME) characteristics for development of an SMA therapeutic.

3.    INFORMATICS SUPPORT

      CombinatoRx shall enter biological data generated by CombinatoRx and/or other facilities into the SMA Project's centralized informatics system in a format that is appropriate for this system. This informatics system will be managed and maintained by a third party. CombinatoRx shall track and store compounds received for use within CombinatoRx facilities to insure that the compounds can be identified, retrieved and re-distributed as necessary. CombinatoRx shall store and maintain SMA Project compounds with methods that adhere to high standards of quality assurance to insure compound integrity. Global compound management services for the SMA Project will be the responsibility of a third party.

      CombinatoRx may be requested to provide the following optional services, upon request by SAIC. Price and level of effort will be negotiated at the task order level.

4.    IMPROVEMENTS TO EXISTING ASSAYS
      CombinatoRx shall provide improvements to existing assays to increase the efficiency and reliability of compound screening.

5.    PREPARATION OF BIOLOGICAL SAMPLES
      CombinatoRx shall provide preparation of biological samples, e.g., plated cells, for assays to be performed at other SMA Project and/or collaborator facilities.

Attachment I - Statement of Work                                         Page 14

                                               PRIME CONTRACT NO.: N01-NS-3-2356

6.    DEVELOPMENT OF NEW ASSAYS

7.    PROCESSING AND TESTING OF BIOLOGICAL SPECIMENS
      CombinatoRx shall process and test biological specimen received from other SMA Project facilities or collaborators.

8. OTHER SERVICES, WITHIN COMBINATORX CAPABILITIES, THAT ASSIST IN MEETING SMA PROJECT OBJECTIVES

Prior to initiation of a new task under any of the aforementioned optional services, CombinatoRx shall provide project plans, timelines, milestones, and a schedule of deliverables for approval by SAIC. As part of this process, SAIC may request that CombinatoRx submit a technical approach, cost estimate, and other relevant material.

Attachment I - Statement of Work                                         Page 15

                                               PRIME CONTRACT NO.: N01-NS-3-2356

                                   SCHEDULE B

                      U.S. GOVERNMENT TERMS AND CONDITIONS
                 Applicable to all U.S. Government subcontracts

                              PART I - FAR CLAUSES

1.    DEFINITIONS

In all such clauses, unless the context of the clause requires otherwise, the term "Contractor" shall mean Seller, the term "Contract" shall mean this Order, and the terms "Government," "Contracting Officer" and equivalent phrases shall mean Buyer and Buyer's Purchasing Representative, respectively. It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a subcontractor to Buyer, to insure Seller's obligations to Buyer and to the United States Government, and to enable Buyer to meet its obligations under its Prime Contract or Subcontract.

The following definitions apply unless otherwise specifically stated:

      "Buyer" - the legal entity issuing this Order.

      "Purchasing Representative" -Buyer's authorized representative.

      "Seller" - the legal entity which contracts with the Buyer.

      "This Order" - this contractual instrument, including changes.

      "Prime Contract" - the Government contract under which this Order is issued.

      "FAR" - the Federal Acquisition Regulation.

2.    IDENTIFICATION OF CONTRACT NUMBERS

Government contract numbers shown on this Order shall be included in subcontracts and purchase orders issued by Seller hereunder.

3.    DISPUTES

(a)   Notwithstanding any provisions herein to the contrary:

      (1) If a decision relating to the Prime Contract is made by the Contracting Officer and such decision is also related to this Order, said decision, if binding upon Buyer under the Prime Contract shall in turn be binding upon Buyer and Seller with respect to such matter; provided, however, that if Seller disagrees with any such decision made by the Contracting Officer and Buyer elects not to appeal such decision, Seller shall have the right reserved to Buyer under the Prime Contract with the Government to prosecute a timely appeal in the name of Buyer, as permitted by the contract or by law, Seller to bear its own legal and other costs. If Buyer elects not to appeal any such decision, Buyer agrees to notify Seller in a timely fashion after receipt of such decision and to assist Seller in its prosecution of any such appeal in every reasonable manner. If Buyer elects to appeal any such decision of the Contracting Officer, Buyer agrees to furnish Seller promptly with a copy of such appeal. Any decision upon appeal, if binding upon Buyer, shall in turn be binding upon Seller. Pending the making of any decision, either by the Contracting Officer or on appeal, Seller shall proceed diligently with performance of this Order.

Schedule B (Part I) - FAR Clauses                                        Page 16

                                               PRIME CONTRACT NO.: N01-NS-3-2356

      (2) If, as a result of any decision or judgment which is binding upon Seller and Buyer, as provided above, Buyer is unable to obtain payment or reimbursement from the Government under the Prime Contract for, or is required to refund or credit to the Government, any amount with respect to any item or matter for which Buyer has reimbursed or paid Seller, Seller shall, on demand, promptly repay such amount to Buyer. Additionally, pending the final conclusion of any appeal hereunder, Seller shall, on demand, promptly repay any such amount to Buyer. Buyer's maximum liability for any matter connected with or related to this Order which was properly the subject of a claim against the Government under the Prime Contract shall not exceed the amount of Buyer's recovery from the Government.

      (3) If this Order is issued by Buyer under a Government Subcontract rather than a Prime Contract, and If Buyer has the right under such Subcontract to appeal a decision made by the Contracting Officer under the Prime Contract in the name of the Prime Contractor (or if Buyer is subject to any arbitrator's decision under the terms of its subcontract), and said decision is also related to this Order, this Disputes Clause shall also apply to Seller in a manner consistent with its intent and similar to its application had this Order been issued by Buyer under a Prime Contract with the Government.

      (4) Seller agrees to provide certification that data supporting any claim made by Seller hereunder is made in good faith and that the supporting data is accurate and complete to the best of Seller's knowledge or belief, all in accordance with the requirements of the Contract Disputes Act of 1978 (41USC601-613) and implementing regulations. If any claim of Seller is determined to be based upon fraud or misrepresentation, Seller agrees to defend, indemnify and hold Buyer harmless for any and all liability, loss, cost or expense resulting therefrom.

(b) Any dispute not addressed In paragraph (a) above will be subject to the disputes clause of Schedule A of this subcontract agreement.

4.    OTHER GOVERNMENT PROCUREMENT

Nothing contained herein shall be construed as precluding the Seller from producing items for direct sale to the Government, utilizing therefore all hardware and/or software, including designs, drawings, engineering data or other technical or proprietary information furnished Seller by Buyer, provided the Government has the unrestricted right to permit the use thereof for such purpose.

5.    INDEMNIFICATION - COST OR PRICING DATA - COST ACCOUNTING STANDARDS

Seller agrees to indemnify and hold Buyer harmless to the full extent of any cost or price reduction effected by Buyer's customer, which may result from (i) certified cost or pricing data submitted by Seller or its lower-tier subcontractors which is not accurate, current or complete as certified by Seller; (ii) the failure by Seller or its lower-tier subcontractors to disclose and consistently follow applicable cost accounting practices and standards or otherwise comply with pertinent parts of the FAR, applicable agency supplements thereto, and regulations promulgated by the Cost Accounting Standards Board.

6.    TERMINATION FOR CONVENIENCE

The Buyer may terminate performance of work under this subcontract in whole or in part if the Purchasing Representative determines that a termination is in the Buyer's interest. The Buyer shall terminate by delivering to the Seller a Notice of Termination specifying the extent of

Schedule B (Part I) - FAR CLAUSES                                        Page 17

                                               PRIME CONTRACT NO.: N01-NS-3-2356

termination and the effective date. Termination will be in accordance with FAR 52.249-6 (Sep 1996).

7.    GOVERNMENT PROPERTY

Seller shall comply with the Government Property requirements contained in FAR clause 52.245-2 (Jun 2003) if this is a fixed priced contract and FAR clause 52.245-5 (Jun 2003) (substituting 52.245-2 subparagraph (g) for 52.245-5 subparagraphs (g) (1), (2), and (3) if this is a cost reimbursement contract.

8.    CONTRACT COST PRINCIPLES AND PROCEDURES

Seller agrees that to the extent applicable, costs allocated to this contract shall be in full compliance with Subpart 31.2 of FAR (Subpart 31.3 for Educational Institutions) and the applicable agency supplements thereto, if any, set forth in Part II hereof. In the event such compliance is not maintained, Seller agrees to compensate Buyer to the full extent of any prices or costs, including any penalties or interest, which are determined by Buyer's customer to be unallowable or unreasonable or not allocable, under Buyer's contract with its customer.

9.    FAR CLAUSES APPLICABLE TO THIS ORDER

The clauses in FAR Subpart 52.2 referenced in subparagraph (a), the clauses applicable at the dollar thresholds in subparagraph (b), and those clauses referenced and checked in subparagraph (c) below, in effect on the date of this Order, are incorporated herein and made a part of this Order. To the extent that an earlier version of any such clause is included in the Prime Contract or Subcontract under which this Order is issued, the date of the clause as it appears in such Prime Contract or Subcontract shall be controlling and said version shall be incorporated herein.

(a)   The following clauses are applicable to this Order:

Clause/FAR
Reference       Title of Clause
----------      ---------------
52.203-3        Gratuities (Apr 1984)
52.211-5        Material Requirements (Aug 2000)
52.214-34       Submission of Offers in the English Language (Apr 1991)
52.214-35       Submission of Offers in  U.S. Currency (Apr 1991)
52.222-1        Notice to the Government of Labor Disputes (Feb 1997)
52.222-26       Equal Opportunity (Only Paragraphs (b)(1) through (b)(11) (Apr 2002)
52.223-3        Hazardous Material Identification and Material Safety Data (Jan 1997)
52.225-13       Restrictions on Certain Foreign Purchases (Jun 2003)
52.229-3        Federal, State, and Local Taxes (Apr 2003)
52.229-8        Taxes - Foreign Cost-Reimbursement Contracts (Mar 1990)

(b) The following clauses are applicable to this Order at the indicated dollar values:

Clause/FAR
Reference       Title of Clause
----------      ---------------
52.203-5        Covenant Against Contingent Fees (if order exceeds $50,000) (Apr 1984)
52.203-6        Restrictions on Subcontractor Sales to the Government (if order exceeds
                $100,000) (Jul 1995)
52.203-7        Anti-Kickback Procedures (if order exceeds $100,000) (Jul 1995)
52.203-8        Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
                (Jan 1997)

Schedule B (Part I) - FAR Clauses                                        Page 18

                                               PRIME CONTRACT NO.: N01-NS-3-2356

52.203-10       Price or Fee Adjustment for Illegal or Improper Activity (If order exceeds
                $50,000) (Jan 1997)
52.203-11       Certification and Disclosure Regarding Payments to Influence
                Certain Federal Transactions (if order exceeds or is expected to exceed $100,000) (Apr 1991)
52.203-12       Limitation on Payments to Influence Certain Federal Transactions (If order exceeds or is expected to exceed $100,000) (Jun 2003)
52.209-6        Protecting the Governments Interest when Subcontracting with Contractors
                Debarred, Suspended, or Proposed for Debarment (if Order exceeds $25,000)
                (Jul 1995)
52.215-2        Audit and Records-Negotiation (if Order exceeds $50,000) (Jun 1999)
52.216-11       Cost Contract - No Fee (Applies to Non-profit and Educational Institutes)
                (Apr 1984)
52.216-15       Predetermined Indirect Cost Rates (Applies to Non-profit and Educational
                Institutes) (Aug 1984)
52.219-8        Utilization of Small Business Concerns (if Order exceeds $50,000} (Oct 2000)
52.219-9        Small Business Subcontracting Plan (if Subcontract exceeds or is expected to exceed $500,000) (Jan 2002)
52.222-4        Contract Work Hours & Safety Standards Act - Overtime Compensation (if Order
                exceeds $100,000) (Sep 2000)
52.222-35       Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (if
                Order exceeds $10,000) (Dec 2001)
52.222-36       Affirmative Action for Workers with Disabilities (if Order exceeds $2,500)
                (Jun 1998)
52.222-37       Employment Reports on Special Disabled Veterans and Veterans of the Vietnam
                Era (If Order exceeds $10,000) (Dec 2001)
52.227-2        Notice and Assistance Regarding Patent and Copyright Infringement (if Order
                exceeds $50,000) (Aug 1996)
52.246-16       Responsibility for Supplies (if order exceeds $50,000) (Apr 1984)
52.247-63       Preference for U.S. Flag Air Carriers (if order exceeds $50,000) (Jun 2003)
52.247-64       Preference for Privately-Owned U.S. Flag Commercial Vessels (Apr 2003)

(c)   The following clauses are applicable to this Order:

Clause/FAR
Reference       Title of Clause
----------      ---------------
52.204-2        Security Requirements (Aug 1996)
52.204-4        Printing/Copying Double Sided on Recycled Paper (Aug 2000)
52.215-10       Price Reduction for Defective Cost or Pricing Data (Oct 1997)
52.215-12       Subcontractor Cost or Pricing Data (Oct 1997)
52.215-13       Subcontractor Cost or Pricing Data - Modifications (Oct 1997)
52.215-15       Termination of Defined Benefit Pension Plans (Dec 1998)
52.215-18       Reversion or Adjustment of Plans for Post-Retirement Benefits Other Than
                Pensions (Oct 1997)
52.215-19       Notification of Ownership Changes (Oct 1997)
52.215-21       Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing
                Data - Mods (Oct 1997)
52.216-7        Allowable Cost and Payment (Dec 2002)
52.216-8        Fixed Fee (Mar 1997)
52.219-16       Liquidated Damages-Subcontracting Plan (Over $500.000) (Jan 1999)
52.222-2        Payment for Overtime Premiums -Subparagraph (a) Add "0" (Jul 1990)
52.222-3        Convict Labor (Jun 2003)
52.223-6        Drug Free Workplace (May 2001)

Schedule B (Part I) - FAR Clauses                                        Page 19

                                               PRIME CONTRACT NO.: N01-NS-3-2356

52.223-14       Toxic Chemical Release Reporting (Aug 2003)
52.225-1        Buy American Act -Balance of Payments Program - Supplies (Jun 2003)
52.227-1        Authorization and Consent - Alternate I (Jul 1995)
52.227-11       Patent Rights - Retention by the Contractor (Short Form) (Jun 1997)
52.227-14       Rights in Data - General (Alternate I, II, III, IV, or V) (Jun 1987)
52.227-16       Additional Data Requirements (Jun 1987)
52.232-9        Limitation on Withholding of Payments (Apr 1984)
52.232-20       Limitation of Cost (Apr 1984)
52.232-22       Limitation of Funds (Apr 1984)
52.232-23       Assignment of Claims (Jan 1986)
52.232-25       Prompt Payment (Feb 2002)
52.239-1        Privacy or Security Safeguards (Aug 1996)
52.242-1        Notice of Intent to Disallow Costs (Apr 1 984)
52.242-3        Penalties for Unallowable Costs (May 2001)
52.242-4        Certification of Indirect Costs (Jan 1997)
52.242-13       Bankruptcy (Jul 1995)
52.242-15       Stop-Work Order (Aug 1989)
52.243-2        Changes - Cost-Reimbursement - Alternate V (Aug 1987)
52.244-2        Subcontracts (Aug 1998)
52.244-5        Competition in Subcontracting (Dec 1996)
52.246-23       Limitation of Liability (Feb 1997)
52.249-14       Excusable Delays (Apr 1984)
52.253-1        Computer Generated Forms (Jan 1991)

Schedule B (Part I) - FAR Clauses                                        Page 20

                                               PRIME CONTRACT NO.: N01-NS-3-2356

                                   SCHEDULE B

                                CONTRACT CLAUSES

                          NATIONAL INSTITUTES OF HEALTH

                 PART II - SPECIAL REQUIREMENTS/CONTRACT CLAUSES

1.    DEFINITIONS

In all such clauses, unless the context of the clause requires otherwise, the term "Contractor" shall mean Seller, the term "Contract" shall mean this Order, and the terms "Government," and "Contracting Officer," (and equivalent phrases) shall mean Buyer and Buyer's Purchasing Representative, respectively. It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a subcontractor to Buyer, to insure Seller's obligations to Buyer and to the United States Government, and to enable Buyer to meet its obligations under its Prime Contract or Subcontract.

The following definitions apply unless otherwise specifically stated:

"Buyer" - the legal entity issuing this Order.
"Purchasing Representative" - Buyer's authorized representative.
"Seller" - the legal entity that contracts with the Buyer.
"This Order" - this contractual instrument, including changes.
"Prime Contract" - the Government contract under which this Order is Issued. "FAR" - the Federal Acquisition Regulation.

2.    HUMAN SUBJECTS AND HUMAN SPECIMENS(1)

It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract, and that no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer.

Research involving tissues or other biological specimens derived from living or deceased humans and cell lines derived from human tissues may only be conducted if offerors have demonstrated their compliance with all appropriate guidelines pertaining to the use of human specimens and have obtained approval of the Contracting Officer. Please see the NIH brochure, RESEARCH ON HUMAN SPECIMENS:
ARE YOU CONDUCTING RESEARCH USING HUMAN SUBJECTS?, which is available on the Web at http://www.cdp.ims.nci.nih.gov/brochure.html and is based on REGULATIONS FOR PROTECTION OF HUMAN SUBJECTS (45 CFR Part 46) and the conditions outlined in HHS Acquisition Regulation 352,270-8.

----------
(1) Offerors must read, initial, and sign the Memorandum on Requirements Related to Human Subjects, Specimens, and Recombinant DNA Research (Attachment 2), and submit this document with the Subcontract Agreement.

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 21

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                                               PRIME CONTRACT NO.: N01-NS-3-2356

3.    CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH(1)

(a) Pursuant to Public Law(s) cited in paragraph (b), below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

      Additionally, in accordance with a March 4,1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

      The NIH has published final guidelines on stem cell research that relates to this topic. The URL is http://stemcells.nih.gov/index.asp.

(b)   PUBLIC LAW AND SECTION NO.  FISCAL YEAR        PERIOD COVERED
      --------------------------  -----------        --------------
      108-199, Section 510           2004       10/01/2003 - 09/30/2004

4.    RECOMBINANT DMA AND HUMAN GENE TRANSFER RESEARCH(1)

The NATIONAL INSTITUTES OF HEALTH GUIDELINES FOR RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (NIH GUIDELINES) apply to NIH-funded and non-NIH-funded gene transfer projects that are conducted at or sponsored by an institution that receives NIH support for recombinant DNA research. As defined by the NIH GUIDELINES, recombinant DNA molecules are either: (1) molecules that are constructed outside living cells by joining natural or synthetic DNA segments to DNA molecules that can replicate in a living cell; or (2) DNA molecules that result from the replication of those described in (1). The NIH GUIDELINES set forth principles and standards for safe and ethical conduct of recombinant DNA research and apply to both basic and clinical research studies. Specific guidance for the conduct of human gene transfer studies can be found at the following link http://www4.od.nih.gov/oba/rac/guidelines/guidelines.html. The NIH GUIDELINES should be carefully reviewed to ensure compliance with all other requirements.

5.    RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

Under governing policy, Federal funds administered by the Public Health Service
(PHS) shall not be expended for research involving live vertebrate animals without prior approval by the Contracting Officer and the Office of Laboratory Animal Welfare (OLAW), Office of Extramural Research (OER), Office of the Director, NIH, of an assurance to comply with the PHS Policy on Humane Care and Use of Laboratory Animals (available on the Web at http://grants.nih.gov/grants/olaw/references/phspol.htm). This restriction applies to all performance sites (e.g., collaborating institutions, subcontractors, and subgrantees) without OLAW-approved assurances, whether domestic or foreign.

----------
(1) Offerors must read, initial, and sign the Memorandum on Requirements Related to Human Subjects, Specimens, and Recombinant DNA Research (Attachment 2), and submit this document with the Subcontract Agreement.

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 22

                                               PRIME CONTRACT NO.: N01-NS-3-2356

6.    ANIMAL WELFARE ASSURANCE (AWA)

In accordance with the PHS Policy on Humane Care and Use of Laboratory Animals (available at http://grants.nih.gov/grants/olaw/references/phspol.htm), prior to the start of any work that involves the care or use of animals, the Contractor shall obtain and submit copies of the following documentation:

(a) An approved AWA from the OLAW as required by Section IV-D-2 of the PHS Policy on Humane Care and Use of Laboratory Animals. The Contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the care and use of animals shall also obtain and maintain an approved AWA. EVIDENCE OF AWA APPROVAL MUST BE SUBMITTED WITH THE SUPPORTING DOCUMENTATION.

(b) Verification of approval (including the date of the most recent approval) by the Institutional Animal Care and Use Committee (IACUC) of those components related to the care and use of animals for work supported by this agreement.

        - The following information must accompany documentation of IACUC approval:

          - Identification of the species and approximate number of animals to be used.
          - Rationale for involving animals, and for the appropriateness of the species and numbers used.
          - A complete description of the proposed use of the animals.
          - A description of the procedures designed to assure that discomfort and injury to animals will be limited to that which is unavoidable in the conduct of scientifically valuable research, and that analgesic, anesthetic, and tranquilizing drugs will be used where Indicated and appropriate to minimize discomfort and pain to animals.
          - A description of any euthanasia method to be used.

        - Documentation for the aforementioned list can be in the form of a copy of the application submitted to the offeror's IACUC.

7.    SALARY RATE LIMITATION LEGISLATION PROVISIONS

(a) Pursuant to Public Law(s) cited in paragraph (b), below, no NlH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of the applicable amount shown for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as "indirect cost" of "facilities and administrative (F&A) costs"). Direct salary has the same meaning as the term "institutional base salary." An individual's direct salary (or institutional base salary) Is the annual compensation that the Contractor pays for an individual's direct salary (or institutional base salary) is the annual compensation that the Contractor pays for an individual's appointment whether that individual's time is spent on research, teaching, patient Care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the Contractor, The per year salary rate limit also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

Schedule B (Part II)- Special Requirements/Contract Clauses              Page 23

                                               PRIME CONTRACT NO.: N01-NS-3-2356

                                                              DOLLAR AMOUNT OF
(b)   PUBLIC LAW NO.                    FISCAL YEAR          SALARY LIMITATION*
      --------------                    -----------          ------------------
      108-199, Division E, Title II-       2004              Executive Level I
      General Provisions, Section 204

      * For contract expenditures using FY04 funds, for the period 10/1/03 -12/31/03, the Executive Level I rate is $171,900. Effective 1/1/04, for contract expenditures using FY04 funds, the Executive Level I rate is increased to $174,500 (INCREASED BY EXECUTIVE ORDER ON 3/3/04 TO $175,700, WHICH IS RETROACTIVE TO 1/1/04) and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates.

      LINK to EXECUTIVE LEVEL SALARIES:
      http://www.opm,gov/oca/04tables/html/ex.asp.

8.    PUBLICATION AND PUBLICITY

The Contractor shall acknowledge the support of NIH whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the National Institute of Neurological Disorders and Stroke, National Institutes of Health, under Contract No. N01-NS-3-2356."

9.    PRESS RELEASES

(a) Pursuant to Public Law(s) cited in paragraph (b) below, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project that will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by non-governmental sources.

(b)   PUBLIC LAW NO. AND SECTION NO          FISCAL YEAR       PERIOD COVERED
      -----------------------------          -----------       --------------
      108-199,                                  2004       10/01/2003-09/30/2004
      Section 507

10.   REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste, and abuse in NIH-funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

      Office of Inspector General
      Department of Health and Human Services
      TIPS HOTLINE
      PO BOX 23489
      Washington, DC 20026

11.   ANTI-LOBBYLNG

(a) Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall not be used, other than for normal and recognized executive-legislative relationships, for publicity or

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 24

                                               PRIME CONTRACT NO.: N01-NS-3-2356

      propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

(b) Contract funds shall not be used to pay salary or expenses of the Contractor or any agent acting for the Contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

(c)   PUBLIC LAW AND SECTION NO.              FISCAL YEAR     PERIOD COVERED
      --------------------------              -----------     --------------
      108-199, Section 503 (a)                   2004      10/01/2003-09/30/2004
      Division G, Title V- General Provisions

      108-199, Section 503 (b)                   2004      10/01/2003-09/30/2004
      Division G, Title V- General Provisions

12. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS (COMMERCIALS ONLY)

The primary purpose of the PHS is to support and advance independent research within the scientific community. This support is provided in the form of contracts and grants totaling approximately 7 billion dollars annually. PHS has established effective, time tested and well-recognized procedures for stimulating and supporting this independent RESEARCH by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of Independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive simitar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

13.   OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NlH-funded research are to be shared with the scientific research community. NIH provides guidance entitled "Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts," (Federal Register Notice, December 23,1999 [64 FR 72090], concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at http://ott.od.nih.gov/ NewPages/64FR72090.pdf is intended to help Contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

14.   ELECTRONIC AND INFORMATION TECHNOLOGY STANDARDS

Pursuant to Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d) as amended by Public Law 105-220 under Title IV (Rehabilitation Act Amendments of
1998), all Electronic and Information Technology (EIT) developed, procured, maintained, and/or used under this contract shall be in compliance with the "Electronic and Information Technology Accessibility Standards"

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 25

                                               PRIME CONTRACT NO.: N01-NS-3-2356

set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the "Access Board") in 36 CFR Part 1194. The complete text of Section 508 Final Standards can be accessed at http://www.access-board-gov/. The standards applicable to this requirement are identified in the Statement of Work.

15.   SHARING RESEARCH DATA

The Buyer's data sharing plan, dated June 30, 2003 is hereby incorporated in this contract; a complete copy of the document will be provided prior to award. The subcontractor agrees to adhere to the plan and shall request prior approval of the Contracting Officer for any changes made to its plan.

The NIH endorses the sharing of final research data to expedite the translation of research results into knowledge, products, and procedures to improve human health. This contract is expected to generate research data that must be shared with the public and other researchers. NIH's data sharing policy may be found at the following Web site:

      http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state, and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule) at http://www.hhs.gov/ocr/. The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of Individual subjects.

16.   INTELLECTUAL PROPERTY MANAGEMENT PLAN

Seller agrees to develop an Intellectual Property Plan (IPP) for each product developed under this contract that can be utilized as a research resource or tool by not-for-profit and for-profit organizations. The IPP must:

(a) Be in compliance with the provisions and spirit of the Bayh-Dole Act (35 U.S.C. 200, et seq.),

(b) Be consistent with the Bayh-Dole Act and provide for the Government acquiring a non-exclusive license for the use of the product,

(c) Be in compliance with the provisions and spirit of the: Principles and Guidelines for Recipients of NIH Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources (64 FR 72090, December, 1999; available at http://ott.od.nih.gov/NewPages/RTguide_final.html).

(d) Provide for the subject product being freely available for use within the SMA Project, and

(e) Not impose inappropriate reach-through royalty terms on the sale of an end item developed using the product.

An IPP for an (Note: name of corresponding proposal will be inserted here) that is developed under this subcontract must be submitted to the Buyer and approved prior to initial sale or transfer of the product other than as provided in (d) above.

17. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (PL 101-391)

Pursuant to Public Law 101-391, no Federal funds may be used to sponsor or fund in whole or in part a meeting, convention, conference, or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public


Schedule B (Part II) - Special Requirements/Contract Clauses             Page 26

                                               PRIME CONTRACT NO.: N01-NS-3-2356

Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm.

18.      INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Office of Extramural Inventions and Technology Resources Branch, Office of Policy for Extramural Research Administration (OPERA), NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, MD 20892-7980 (Telephone: 301/435-1986). In addition, one copy of the annual utilization report and a copy of the final invention statement shall be submitted to the Contracting Officer at the address listed below. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted within 60 days after contract expiration to the following address:

     Science Applications International Corporation
     Attn: Procurement
     5340 Spectrum Drive, Suite N
     Frederick, MD 21703-7357

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Office of Extramural Inventions and Technology Resources Branch, OPERA, NIH.

19.      PROVISIONS APPLICABLE TO DIRECT COSTS

(a)      Items Unallowable Unless Otherwise Provided:

         Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, incorporated in this contract, unless authorized elsewhere in the contract or in writing by the Contracting Officer, costs of the following items or activities shall be unallowable as direct costs:

         (1) Acquisition, by purchase or lease, of any interest in real property;
         (2)  Special rearrangement or alteration of facilities;
         (3) Purchase or lease of ANY item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property that are usable for purposes other than research, such as office equipment and furnishings and pocket calculators);
         (4)  Travel to attend general scientific meetings;
         (5)  Subcontracts;
         (6)  Patient Care Costs;
         (7) Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than 2 years) and "sensitive items" (defined and listed in the CONTRACTOR'S GUIDE FOR CONTROL OF GOVERNMENT PROPERTY, 1990), regardless of acquisition value; and
         (8) Honoraria paid to outside meeting participants in excess of $200/day.

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 27

                                               PRIME CONTRACT NO.: N01-NS-3-2356

(b)      TRAVEL COSTS

         (1)      DOMESTIC TRAVEL

                  (i) Total expenditures for domestic travel (including transportation, lodging, subsistence, incidental expenses, and honoraria) without the prior written approval of the Contracting Officer.

                  (ii) The cost of travel by privately owned automobile shall be reimbursed at the Government mileage rate allowed Federal employees and in effect at the time incurred in lieu of actual costs. However, reimbursement for transportation by this means shall not exceed the otherwise allowable comparative costs of travel by common carrier.

                  (iii) The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

         (2)      FOREIGN TRAVEL

                  Request for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates;
                  (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

20.      PHS METRIC PROGRAM

Consistent with Government-wide implementing regulations, 15 CFR Part 19, Subpart B and/or any other Government-wide requirements, PHS policy is to support Federal transition to the metric system and to use the metric system of measurement in all grants, cooperative agreements, and all other financial assistance awards. Likewise, measurement values in reports, publications, and other communications regarding grants will be in metric.

21.      ACCESS TO RESEARCH DATA

By regulation (45 CFR 74.36), grantees that are institutions of higher education, hospitals, or non-profit organizations are required to release research data first produced in a project supported in whole or in part with Federal funds that are cited publicly and officially by a Federal agency in support of an action that has the force and effect of law (e.g., regulations and administrative orders). "Research data" is defined as the recorded factual material commonly accepted in the scientific community as necessary to validate research findings. It does not include preliminary analyses; drafts of scientific papers; plans for future research; peer reviews; communications with colleagues; physical objects (e.g., laboratory samples, audio or video tapes); trade secrets; commercial information; materials necessary to be held confidential to a researcher until publication in a peer-reviewed journal; information that is protected under the law (e.g. intellectual property); personnel and medical files and similar files, the disclosure of which would constitute an unwarranted invasion of personal privacy or information that could be used to identify a particular person in a research study.

These requirements do not apply to commercial organizations or to research data produced by

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 28

                                               PRIME CONTRACT NO.: N01-NS-3-2356

State or local governments. However, if a state or local governmental grantee contracts with an educational institution, hospital or non-profit organization, and the contract results in covered research data, those data are subject to these disclosure requirements.

22.      RESEARCH MISCONDUCT

Each institution that receives or applies for a research, research training, or research-related grant or cooperative agreement under the Public Health Service Act must certify that the institution has established administrative policies as required by (1) 42 CFR Part 50, Subpart A, "Responsibilities for PHS Awardee and Applicant Institutions for Dealing with and Reporting Possible Misconduct in Science" and (2) 42 CFR 94, "Public Health Service Standards for the Protection of Research Misconduct Whistleblowers" (effective on the date set forth in the final rule.)

The signature of the official signing for the applicant organization on the Face Page of the application serves as certification that: 1. The institution will comply with the requirements of the PHS regulations for dealing with reporting possible scientific misconduct under 42 CFR Part 50, Subpart A, and for protecting research misconduct whistleblowers under 42 CFR Part 94; 2. The institution has established policies and procedures incorporating the provisions set forth in 42 CFR Part 50, Subpart A, and 42 CFR Part 94; 3. The institution will provide its policies and procedures to the Office of Research Integrity upon request; and 4. The institution will submit an Annual Report on Possible Research Misconduct (Form 6349). A copy of Form 6349, covering the previous year, will be automatically sent to all awardees each January. "Misconduct in Science" and "Research Misconduct" are defined by the Public Health Service as "fabrication, falsification, plagiarism or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretation or judgments of data."

23.      NEEDLE EXCHANGE

(a) Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.


(b)       PUBLIC LAW AND SECTION NO.                   FISCAL YEAR                     PERIOD COVERED
          --------------------------                   -----------                     --------------
          108-199, Section 505                            2004                     10/01/2003 - 09/30/2004

24.      HHSAR 352.223-70 SAFETY AND HEALTH (DEVIATION) (AUGUST 1997)

(a) To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b) Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable "Changes" Clause set forth in this contract.

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 29

                                              PRIME CONTRACT NO.: N01-NS-3-2356

(c) The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d) If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency's directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e) The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

                                 (End of clause)

25.      ADDITIONAL CONTRACT CLAUSES

The following Health and Human Services Acquisition Regulation, Public Health Service Acquisition Regulation, and NIH clauses are applicable to this subcontract in addition to the FAR clauses referenced elsewhere in this subcontract.

(a) Health And Human Services Acquisition Regulation (HHSAR) (48 CFR Chapter 3) Clauses:


         CLAUSE/HHSAR
         REFERENCE          TITLE OF CLAUSE
         352.202-1          Definitions-Alternate I (Jan 2001)
         352.216-7          Additional Cost Principles (Oct 1990)
         352.228-7          Insurance--Liability to Third Persons (Dec 1991)
         352.232-9          Withholding of Contract Payments (Apr 1984)
         352.233-70         Litigation and Claims (Apr 1984)
         352.242-71         Final Decisions On Audit Findings (Apr 1984)
         352.270-1          Accessibility of Meetings, Conferences, and
                            Seminars to Persons with Disabilities (Jan 2001).
         352.270-5          Key Personnel (Apr 1984)
         352.270-6          Publication and Publicity (Jul 1991)
         352.270-7          Paperwork Reduction Act (Jan 2001)
         352.270-9          Care of Live Vertebrate Animals (Jan 2001)

(b)      National Institutes of Health (NIH) Research Contracting (RC) Clauses:

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 30

                                               PRIME CONTRACT NO.: N01-NS-3-2356


         CLAUSE/NIH(RC)
         REFERENCE              TITLE OF CLAUSE
         NIH(RC)-7              Procurement of Certain Equipment (Apr 1984) (OMB Bulletin 81-16).

Schedule B (Part II) - Special Requirements/Contract Clauses             Page 31

ATTACHMENT II

                                   Memorandum

From:     Catherine Kappel Hall, Ph.D.
          Project Manager, Science Applications International Corporation (SAIC)

To:       Offerors Submitting Proposals to The Spinal Muscular Atrophy (SMA)
          Project

Subject: Requirements Related to Human Subjects, Specimens, and Recombinant DNA Research

--------------------------------------------------------------------------------

Offerors must be compliant with the requirements outlined in this Memorandum and included in the Subcontract Agreement. Offerors should demonstrate meeting these requirements by reviewing the Memo, initialing sections 1, 3, and 4, as appropriate, checking the relevant box in section 2 (and providing information as necessary), and signing on page 2.

1.   Human Subjects

Research involving human subjects shall not be conducted under this contract, and no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer.

_______ Human subjects will NOT be used in the proposed project.

2.   Human Specimens

Research involving tissues or other biological specimens derived from living or deceased humans and cell lines derived from human tissues may only be conducted if Offerors have demonstrated their compliance with all appropriate guidelines pertaining to the use of human specimens and have obtained approval of the Contracting Officer.

|_| Human specimens will NOT be used in the proposed project.

|_| Human specimens will be used in the proposed project, and we are in compliance with all NIH guidelines (HTTP://WWW.CDP.IMS.NCI.NIH.GOV/ BROCHURE.HTML). We propose using the following specimens that were derived from human subjects. Please indicate all types of specimens and their source (e.g., cell lines from ATCC, approved human embryonic cell lines, and blood). Note, do not include information on animal specimens or cell lines.

    SPECIMEN                              SOURCE


    ----------------------------------    --------------------------------------

    ----------------------------------    --------------------------------------

    ----------------------------------    --------------------------------------

    ----------------------------------    --------------------------------------

Schedule B (Part I) - FAR Clauses                                        Page 32

                                               PRIME CONTRACT NO.: N01-NS-3-2356

3.   Continued Ban on Funding of Human Embryo Research

Pursuant to Public Law, the NIH is prohibited from using appropriated funds to support human embryo research.

_____ Contract funds will not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).

4.   Recombinant DNA and Human Gene Transfer Research

The NATIONAL INSTITUTES OF HEALTH GUIDELINES FOR RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (NIH GUIDELINES) apply to subcontracts funded by the SMA Project. The NIH GUIDELINES set forth principles and standards for safe and ethical conduct of recombinant DNA research and apply to both basic and clinical research studies.

_____ The Offer is in compliance with the NIH GUIDELINES for recombinant DNA research and the conduct of human gene transfer studies
(HTTP://WWW4.OD.NIH.GOV/OBA/RAC/GUIDELINES/GUIDELINES.HTML).

By submission of its offer, the Offeror certifies that its proposal is in compliance with the above rules and guidelines as applicable. The Offeror shall provide immediate written notice to SAIC if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.


--------------------------------
Printed Name



--------------------------------     ------------------------------------------
Signature                            Date

Attachment II - Memorandum                                               Page 33

                                   SCHEDULE B

                                CONTRACT CLAUSES

                          NATIONAL INSTITUTES OF HEALTH

                        PART III - REPORTING REQUIREMENTS

In addition to those reports required by the other terms of this contract, the Subcontractor shall prepare and submit the following reports during the period of performance of this contract:

1.       MONTHLY PROGRESS REPORTS

By the FIFTH day of each month, after inception of the Subcontract, for the entire Subcontract period, the Subcontractor shall describe the activities during the reporting period, and the activities planned for the ensuing reporting period. This report shall include the following: (1) a description of overall progress within each current subcontract, how that progress corresponds to planned milestones, and measures taken to correct any lack of milestone achievement, (2) an indication of any current problems that may impede performance, and proposed corrective action, (3) a discussion of the work to be performed during the next reporting period and (5) any recommendations. Monthly reports are not due in the final month of the quarter. These reports shall be submitted electronically as a Microsoft Word document to both the Contracting Officer and Project Officer

Monthly Progress Reports shall be delivered in accordance with the following schedule for the entire Subcontract period:

--------------------------------------------------------------------------
           PERIOD COVERED                          DUE DATE
--------------------------------------------------------------------------
           01/01 - 01/31                             02/05
--------------------------------------------------------------------------
           02/01 - 02/29                             03/05
--------------------------------------------------------------------------
           04/01 - 04/30                             05/05
--------------------------------------------------------------------------
           05/01 - 05/31                             06/05
--------------------------------------------------------------------------
           07/01 - 07/31                             08/05
--------------------------------------------------------------------------
           08/01 - 08/31                             09/05
--------------------------------------------------------------------------
           10/01 - 10/31                             11/05
--------------------------------------------------------------------------
           11/01 - 11/31                             12/05
--------------------------------------------------------------------------

2.       QUARTERLY PROGRESS REPORTS

The Subcontractor shall deliver this report electronically as a Microsoft Word document to both the Contracting Officer and the Project Officer. This report shall include a summation of the monthly progress reports, including the final month of the quarter, and a full report for the final month of the quarter in the format of the monthly progress reports. This report shall be in sufficient detail to comprehensively describe the results achieved.

Quarterly Progress Reports shall be delivered in accordance with the following schedule for the entire Subcontract period:

--------------------------------------------------------------------------
          PERIOD COVERED                           DUE DATE
--------------------------------------------------------------------------
           01/01 - 03/31                             04/05
--------------------------------------------------------------------------
           04/01 - 06/30                             07/05
--------------------------------------------------------------------------
           07/01 - 09/30                             10/05
--------------------------------------------------------------------------
           10/01 - 12/31                             01/05
--------------------------------------------------------------------------

Schedule B (Part I) - FAR Clauses                                        Page 34

                                               PRIME CONTRACT NO.: N01-NS-3-2356

3.       OTHER REPORTS

(a)      ANNUAL PROGRESS REPORTS

         This report shall include a summation of the progress of the entire Subcontract work for the period covered. The Subcontractor shall deliver this report electronically as a Microsoft Word document to both the Contracting Officer and the Project Officer.

(b)      INDIVIDUAL SUBCONTRACT REPORTS

         Upon the completion of each subcontract, a report of the results of that project will be submitted. These reports shall be submitted within 1 week after completion of the subcontract. In addition to the complete reporting of the data developed under the subcontract, this report shall include the following: (1) the goal of the project and milestones for achieving this goal, (2) planned schedule of achievement of project milestones, and (3) actual schedule of achievement of project milestones. These reports shall be submitted electronically to both the Contracting Officer and Project Officer.

         Other Reports shall be delivered in accordance with the following schedule for the entire Subcontract period:


-----------------------------------------------------------------------------------------------------------------------
                 OTHER REPORTS                        PERIOD COVERED                         DUE DATE
-----------------------------------------------------------------------------------------------------------------------
a.   Annual Report                                     01/01 - 12/31                          01/20
-----------------------------------------------------------------------------------------------------------------------
b.   Individual Subcontract Reports                  To be determined               Five days post completion
-----------------------------------------------------------------------------------------------------------------------

4.       FINAL REPORT

The final report shall include a summation of the work performed and results obtained for the entire Subcontract period of performance. This report shall be in sufficient detail to comprehensively describe the results achieved. An annual progress report shall not be submitted for the period when the final report is due. These reports shall be submitted electronically to both the Contracting Officer and Project Officer.

The Subcontractor shall provide the Contracting Officer with copies of the final report in DRAFT form 65 CALENDAR days prior to the delivery date for the final version of the final report. The Project Officer shall review the draft report and provide the Contracting Officer with comments within 45 CALENDAR days after receipt. The final report shall be corrected by the Subcontractor, if necessary, and the final version delivered in accordance with, DELIVERIES OR PERFORMANCE, of the Subcontract.

The final report shall be delivered in accordance with the following schedule for the entire Subcontract period:

------------------------------------------------------------------------------------------------------------------------------------
       FINAL REPORT:                    PERIOD COVERED                                         DUE DATE
------------------------------------------------------------------------------------------------------------------------------------
Draft Final Report          Duration of Subcontract               Sixty-five Days Before Last Day of Subcontract
------------------------------------------------------------------------------------------------------------------------------------
Final Report                Duration of Subcontract               Last Day of Subcontract
------------------------------------------------------------------------------------------------------------------------------------

5.       PACKAGING, MARKING, AND SHIPPING

All deliverables required under this contract shall be packaged, marked, and shipped in accordance with the contract. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Subcontractor shall guarantee that all required reports should be delivered in legible and acceptable condition.

(a)      Packaging

Schedule B (Part III) - Quarterly/Final Reporting Requirements           Page 35

                                               PRIME CONTRACT NO.: N01-NS-3-2356

         For the purpose of reports, "immediately usable and acceptable condition" includes securing the pages together in a suitable and reasonable manner to be agreed upon by the Contractor and the NINDS Project Officer.

         Boxes and/or other types of outer packaging, i.e., containers, wraps, etc., shall be suitable to the type of items being transmitted; and the mode of transportation utilized shall assure that such materials be received in an acceptable condition.

(b)      Marking

         All reports and/or other deliverable items under this contract shall be marked on the cover and cover page with the following identifiers.

         1. Project Title: "Collaborative Program to Accelerate Therapeutics Development for Spinal Muscular Atrophy (SMA)"

         2.       Contract Number: N01-NS-3-2356

         3.       Name of Contractor: Science Applications International
                  Corporation

         4.       Name of Principal Investigator: Dr. Catherine K. Hall

(c)      Shipping

         Shipping shall be accomplished by reasonable and suitable means that will ensure the integrity of the product delivered.

6.       DELIVERIES

Satisfactory performance of the work under this subcontract shall be deemed to occur upon performance of work described herein, and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

(a) The items specified below as described in will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below.

-----------------------------------------------------------------------------------------------------------------------------------
 ITEM                     DESCRIPTION                           REPORTING PERIOD                     DELIVERY SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
(1)    Monthly Progress Report                          Monthly                         Fifth day of each month, after the
                                                                                        inception of the contract, for the entire
                                                                                        contract period.
-----------------------------------------------------------------------------------------------------------------------------------
(2)    Quarterly Progress Reports                       January 1 - March 31            April 5
                                                        April 1 - June 30               July 5
                                                        July 1 - September 30           October 5
                                                        October 1 - December 31         January 5
-----------------------------------------------------------------------------------------------------------------------------------
(3)    Other Reports:
       a. Annual Progress Reports                       01/01 - 12/31                   01/20
       b. Individual Subcontract Reports                To be determined                Five days post completion
-----------------------------------------------------------------------------------------------------------------------------------
(4)    Draft Final Report and Final Report              Duration of contract and        Sixty-five (65) days before last day of
                                                        Duration of contract            contract.
                                                                                        Last day of contract.
-----------------------------------------------------------------------------------------------------------------------------------

(b) Item numbers 1, 2, 3 and 4 shall be submitted electronically as Microsoft Word documents or, when appropriate, as an Excel spreadsheet, to both the Contracting Officer at jonathan.h.logan@saic.com and the Project Officer at catherine.k.hall@saic.com.

Schedule B (Part III) - Quarterly/Final Reporting Requirements           Page 36